Exhibit 32.1


                           CERTIFICATION

I, Helena R. Santos, as Chief Executive Officer and Principal Financial Officer of Scientific Industries, Inc. (the "Company"), certify that:

1. I have reviewed this annual report on Form 10-KSB of the Company for the year ended June 30, 2003 (the "Annual Report");

2. Based on my knowledge, the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report; and

3. Based on my knowledge, the financial statements, and other financial information included in the Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Annual Report.

[Items 4, 5, and 6 omitted pursuant to the transition provisions of Release No. 34-46427.]

Date:  September 29, 2003

/s/ Helena R. Santos
--------------------
Helena R. Santos
Chief Executive Officer and Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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